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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
GILEAD SCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GILEAD SCIENCES, INC.
333 Lakeside Drive
Foster City, California 94404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2003

TO THE STOCKHOLDERS OF GILEAD SCIENCES, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Gilead Sciences, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 21, 2003, at 10:00 a.m. local time at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065 for the following purposes:

  1.
  To elect eight directors to serve for the next year and until their successors are elected.

  2.
  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

  3.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on April 4, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors,
Mark L. Perry Secretary

Foster City, CA
April 7, 2003

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE (OR FOLLOW INSTRUCTIONS TO GRANT A PROXY TO VOTE BY MEANS OF TELEPHONE OR THE INTERNET) IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

GILEAD SCIENCES, INC.
333 Lakeside Drive
Foster City, California 94404

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
MAY 21, 2003
INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Gilead Sciences, Inc., a Delaware corporation (the "Company" or "Gilead"), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 21, 2003 at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at such date at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065.

Solicitation

        The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's Common Stock (the "Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by directors, officers or other employees of the Company. No additional compensation will be paid to directors, officers or other employees for such solicitation services performed by them.

        The Company intends to mail this Proxy Statement and the accompanying proxy card on or about April 10, 2003 to all stockholders entitled to vote at the Annual Meeting.

Stockholder Proposals

        The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2004 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") is December 23, 2003. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no later than February 23, 2004 nor earlier than January 20, 2004.

Voting Rights and Outstanding Shares

        Only holders of record of Common Stock at the close of business on April 4, 2003 will be entitled to notice of and to vote at the Annual Meeting. Each holder of record of Common Stock on such date will be entitled to one vote for each share of Common Stock held on all matters to be voted upon at the Annual Meeting. At the close of business on April 4, 2003, the Company had outstanding and entitled to vote 199,616,364 shares of Common Stock.

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a particular matter has been approved.

Voting Via the Internet or by Telephone

        Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

        The telephone and Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in Your Name

        Stockholders of record may go to http://www.eproxy.com/gild to grant a proxy to vote their shares by means of the Internet. They will be required to provide the company number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-435-6710 and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank

        Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company's proxy card.

        A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at http://www.proxyvote.com

General Information for All Shares Voted Via the Internet or By Telephone

        Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern time on May 20, 2003. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocability of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Company's Secretary at Gilead's principal executive office, 333 Lakeside Drive, Foster City, California 94404, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

PROPOSAL 1

ELECTION OF DIRECTORS

        There are eight nominees for the eight Board of Directors positions presently authorized by resolution of the Board. Proxies cannot be voted for a greater number of persons than the number of nominees standing for election. Each director to be elected will hold office until the next Annual Meeting of Stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of Gilead. Dr. Berg, Mr. Davignon, Mr. Denny, Mr. Hull, Dr. Martin, Dr. Moore, Dr. Shultz and Mrs. Wilson were elected by the stockholders.

        Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

THE BOARD RECOMMENDS A VOTE FOR EACH NAMED NOMINEE.

Nominees

        The names of the nominees in alphabetical order and certain information about them as of April 4, 2003, are set forth below:

Name	Age	Position With Gilead/Principal Occupation
Paul Berg(1)(3)	76	Cahill Professor Emeritus, Department of Biochemistry, Stanford University School of Medicine
Etienne F. Davignon	70	Vice Chairman, Société Générale de Belgique
James M. Denny(1)(3)	70	Chairman of the Board of Directors of Gilead
Cordell W. Hull(2)	69	Limited Partner and Director, Darby Overseas Investments, Ltd.
John C. Martin	51	President and Chief Executive Officer of Gilead
Gordon E. Moore(1)(2)	74	Chairman Emeritus, Intel Corporation
George P. Shultz(2)(3)	82	Distinguished Fellow, Hoover Institution, Stanford University
Gayle E. Wilson(1)	60	Director of Chela Financial, Inc. and the Ralph M. Parsons Foundation

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

(3)
Member of the Nominating Committee

        Dr. Berg joined the Company's Board of Directors in April 1998. Dr. Berg is currently Cahill Professor Emeritus in Cancer Research in the Department of Biochemistry at Stanford University School of Medicine, where he has been on the faculty since 1959. He is Director Emeritus of the Stanford University Beckman Center for Molecular and Genetic Medicine. Dr. Berg is a director of Affymetrix, Inc. and Transgene, Inc. He is the founder of and a scientific advisor to Schering-Plough's DNAX Research Institute. Dr. Berg also serves on the Company's Scientific Advisory Board. Dr. Berg received the Nobel Prize for Chemistry in 1980.

        Mr. Davignon joined the Company's Board of Directors in September 1990. He is currently Vice-Chairman of Société Générale de Belgique, a diversified financial and industrial company, and served as its Chairman from 1988 to 2001. Mr. Davignon served as the European Community's Commissioner for Industry and International Markets from 1977 to 1981 and as the European Community's Vice President for Research, Industry and Energy Policies from 1981 to 1984. Mr. Davignon is Chairman of Compagnie de Wagons Lits in France, a director of BASF, Compagnie de Suez, Pechiney and has served as Vice Chairman, Vice President and director for a number of other European companies.

        Mr. Denny joined the Company's Board of Directors in January 1996 and was elected Chairman of the Board in January 2001. Mr. Denny is retired Vice Chairman of Sears, Roebuck & Co. Previously, he served as Executive Vice President and Chief Financial and Planning Officer of G.D. Searle & Co., as well as Chairman of Pearle Health Services, Inc., a Searle-affiliated company. He is a director of GATX Corporation and ChoicePoint, Inc. Mr. Denny served as Director of Allstate Corporation, Astra AB, General Instruments, and the Principal Financial Group. He served as a Senior Advisor to William Blair Capital Partners LLC from 1995 to 2000.

        Mr. Hull joined the Company's Board of Directors in April 2001. Mr. Hull is currently a Limited Partner and Director of Darby Overseas Investments, Ltd. and Director of the Fremont Group, a Bechtel family investment company. He was formerly Chairman and Director of Energy Asset Management, LLC, and Director of Bechtel Group, Inc. Previously, Mr. Hull served as Chairman and Chief Executive Officer of Infrastructure World, Inc., Chairman of Bechtel Enterprises, Executive Vice President of Bechtel Group, and Chief Financial Officer of Bechtel Group, as well as, President of American Express Company's Merchant Banking Operations in London.

        Dr. Martin has served as the Company's President and CEO since April 1996. He joined Gilead in October 1990 as Vice President for Research and Development. From 1984 to 1990 he was employed at Bristol-Myers Squibb, a pharmaceutical company, where he was Director of Antiviral Chemistry. Dr. Martin was with Syntex Corporation from 1978 to 1984. Dr. Martin is the co-inventor of ganciclovir, a pharmaceutical developed by Syntex and now marketed by Roche for the treatment of cytomegalovirus infection. Dr. Martin received his Ph.D. in organic chemistry from the University of Chicago. Dr. Martin serves as director of the California Healthcare Institute.

        Dr. Moore joined the Company's Board of Directors in January 1996 and served as a member of the Company's Business Advisory Board from July 1991 until January 1996. Dr. Moore is a co-founder and Chairman Emeritus of Intel Corporation, where he previously served as Chairman, President and Chief Executive Officer. He also served as Director of Research and Development for the Fairchild Semiconductor Division of Fairchild Camera and Instrument Corporation. Dr. Moore is a member of the Board of Trustees at the California Institute of Technology. He received the National Medal of Technology in 1990.

        Dr. Shultz joined the Company's Board of Directors in January 1996. Dr. Shultz currently serves as Distinguished Fellow at the Hoover Institution and as a director of the Bechtel Group, Inc., Fremont Group, Inc., Charles Schwab, Inc. and UNext, Inc. Dr. Shultz serves as Chairman of J.P. Morgan Chase & Co.'s International Advisory Council. Dr. Shultz served as U.S. Secretary of State from 1982 to 1989 and earlier served as Secretary of Labor, Director of the Office of Management and Budget

and Secretary of the Treasury. Previously, he served as Dean of the Graduate School of Business at the University of Chicago and as President of the Bechtel Group, Inc. In 1989, Dr. Shultz was awarded the Medal of Freedom, the nation's highest civilian honor.

        Mrs. Wilson joined the Company's Board of Directors in October 2001. Mrs. Wilson is director of Chela Financial, Inc. and the Ralph M. Parsons Foundation. Mrs. Wilson is a member of the Board of Trustees at the California Institute of Technology, a member of its Jet Propulsion Lab Committee and the Chairman of the Advisory Council for the California State Summer School for Math and Science (COSMOS). Mrs. Wilson served as California's First Lady from 1991 to 1999 during the governorship of her husband, California Governor Pete Wilson.

Board Committees and Meetings

        During the fiscal year ended December 31, 2002, the Board of Directors held seven meetings, including four regular meetings, two special meetings and one special telephonic meeting. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

        The Audit Committee of the Board of Directors of the Company oversees the Company's corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company engagement team as required by law; reviews the financial statements to be included in the Company's Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the auditor's reviews of the Company's quarterly financial statements. The Audit Committee is currently comprised of Mr. Hull (Chairman), Dr. Moore and Dr. Schultz. Mr. Denny is an ex-officio member. The Audit Committee held six regular meetings during the fiscal year ended December 31, 2002. All three members of the Audit Committee are "independent" as independence is currently defined in Rule 4200(a)(14) of the NASD listing standards for companies listed on the Nasdaq Stock Market. On October 30, 2002 the Board amended the written charter for the Audit Committee. The amended Audit Committee charter is attached as Exhibit A to these Proxy Materials.

        The Compensation Committee makes recommendations with respect to executive officers concerning salaries, incentive compensation and awards of stock options under the Company's stock option plans; and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate as well as produces the annual report on executive compensation for inclusion in the annual proxy statement. The Compensation Committee is currently comprised of Dr. Moore (Chairman), Dr. Berg, Mr. Denny and Mrs. Wilson. The Compensation Committee met once during the fiscal year ended December 31, 2002. All members of the Compensation Committee are "independent" as independence is currently defined in Rule 4200(a)(14) of the NASD listing standards.

        The Nominating Committee identifies, evaluates and nominates new directors for consideration by the full Board. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is comprised of Dr. Shultz (Chairman), Dr. Berg and Mr. Denny. All members of the Nominating Committee are "independent" as independence is currently defined in Rule 4200(a)(14) of the NASD listing standards. During the fiscal year ended December 31, 2002, the Nominating Committee met once.

        During the fiscal year ended December 31, 2002, each director attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he or she served.

Executive Officers

        The names of Gilead's executive officers who are not also directors of Gilead and certain information about each of them as of December 31, 2002 are set forth below:

        Norbert W. Bischofberger, age 47, is the Company's Executive Vice President, Research and Development. Dr. Bischofberger joined Gilead in 1990 as Director of Organic Chemistry, became Vice President of Organic Chemistry in February 1993 and was named Vice President of Research in August 1995. Dr. Bischofberger was appointed Senior Vice President, Research in January 1998, at which time he became an executive officer. Dr. Bischofberger was named Senior Vice President, Research and Development in January 2000. He was promoted to Executive Vice President, Research and Development in November 2000. Prior to joining the Company, Dr. Bischofberger worked in research at Genentech, Inc. from 1986 to 1990, most recently as Manager of DNA Synthesis. He received his B.S. in Chemistry at the University of Innsbruck in Austria, and his Ph.D. in Organic Chemistry at the Eidgennossische Technische Hochschule (ETH) in Zurich, Switzerland and did postdoctoral work at Harvard University, Cambridge.

        Michael K. Inouye, age 47, is the Company's Senior Vice President, Commercial Operations. Mr. Inouye joined Gilead in 1995 as Vice President, Sales and Marketing. He became an executive officer when he was promoted to Senior Vice President, Sales and Marketing in November 2000. Prior to joining Gilead, Mr. Inouye was Vice President, Sales and Marketing at InSite Vision, Inc. from 1994 to 1995. From 1980 to 1994, Mr. Inouye was with Merck and Co., Inc. where he held various sales and marketing management positions, including Senior Director, Marketing Planning and Senior Region Director, Field Sales. He has a B.S. in Food Science and Technology from the University of California, Davis and an MBA from California Polytechnic University in Pomona.

        William A. Lee, age 47, is the Company's Senior Vice President, Research and Product Development. Dr. Lee joined Gilead as Director of Pharmaceutical Product Development in August 1991, became Vice President, Pharmaceutical Product Development in January 1995 and in February 2000 was promoted to Vice President, Research and Pharmaceutical Development. Dr. Lee became an executive officer when he was promoted to Senior Vice President, Research and Product Development in November 2000. Prior to joining Gilead, Dr. Lee was Department Head of Drug Delivery and Formulation at California Biotechnology, Inc. from 1986 to 1991. From 1985 to 1986 Dr. Lee was a research scientist at Syntex Corporation. He received his Ph.D. in Physical Organic Chemistry from the University of California at San Diego and did postdoctoral work at the Ecole Polytech Federal Lausanne and the University of California at Santa Barbara.

        John F. Milligan, age 42, is the Company's Senior Vice President and Chief Financial Officer. Dr. Milligan joined Gilead Sciences in 1990 as a Research Scientist, and in 1996 he became Director of Project Management and Project Team Leader for the Gilead and Hoffmann-La Roche collaboration on Tamiflu®. In 1998 he transitioned to Corporate Development and in March 2000 he was promoted to Vice President, Corporate Development with responsibility for licensing, corporate partnerships and mergers and acquisitions. Dr. Milligan was promoted to Senior Vice President and Chief Financial Officer in March 2002. Dr. Milligan received a doctorate in Biochemistry from the University of Illinois and was an American Cancer Society Postdoctoral fellow at the University of California at San Francisco.

        Mark L. Perry, age 47, is the Company's Executive Vice President, Operations. Mr. Perry joined Gilead in July 1994 as Vice President and General Counsel and became Chief Financial Officer in May 1996. Mr. Perry was appointed Senior Vice President, Chief Financial Officer and General Counsel in January 1998 and served in that capacity until he was appointed Senior Vice President, Operations in February 2000. Mr. Perry was promoted to Executive Vice President, Operations in November 2000. He has also served as Corporate Secretary since May 1994. From 1981 to 1994, Mr. Perry was with Cooley Godward LLP in San Francisco and Palo Alto, California. Cooley Godward

serves as Gilead's primary outside counsel. Mr. Perry was an associate with Cooley Godward from 1981 to 1987, and a partner from 1987 to 1994. Mr. Perry received his J.D. from the University of California, Davis and is a member of the California bar. Mr. Perry is a member of the Board of Directors of DNA Sciences, Inc., a genetics discovery company.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2003 and has further directed that the Company submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. The Audit Committee of the Board believes that the rendering of non-audit services by Ernst & Young during the fiscal year ended December 31, 2002 was compatible with the auditor's independence. Ernst & Young LLP has audited the Company's financial statements since Gilead's inception in 1987. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Auditor's Fees

        Audit Fees.    During the fiscal year ended December 31, 2002, the aggregate fees billed by Ernst & Young LLP for the audit of the Company's financial statements for such fiscal year and for the review of the Company's interim financial statements were $738,000.

        Audit Related Fees.    During the fiscal year ended December 31, 2002, the aggregate fees billed by Ernst & Young LLP for audit related services were $324,000. These services primarily related to fees for due diligence pertaining to business acquisitions and accounting consultations.

        Tax Related Fees.    During the fiscal year ended December 31, 2002, the aggregate fees billed by Ernst & Young LLP for tax related services was $343,000, primarily in connection with domestic and international tax compliance.

        All Other Fees.    During the fiscal year ended December 31, 2002, the aggregate fees billed by Ernst & Young LLP for all other professional services not related to financial information systems design and implementation were $18,000.

        Stockholder ratification of the selection of Ernst & Young LLP as Gilead's independent auditors is not required by the Company's bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 28, 2003 by: (1) each current director; (2) each current executive officer; (3) all executive officers and directors of the Company as a group; and (4) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
FMR Corp.(2) 82 Devonshire Street Boston, MA 02109-3614	19,917,457	10.03%
Wellington Management Company, LLP(3) 75 State Street Boston, MA 02109	11,863,272	5.98%
John C. Martin(4)	1,908,434	1%
Norbert W. Bischofberger(5)	950,438	*
Mark L. Perry(6)	477,984	*
James M. Denny(8)	368,100	*
William A. Lee(7)	372,478	*
Gordon E. Moore(9)	350,724	*
George P. Shultz(10)	246,000	*
Etienne F. Davignon(11)	226,000	*
John F. Milligan(12)	201,718	*
Paul Berg(13)	137,800	*
Cordell W. Hull(15)	49,000	*
Michael K. Inouye(14)	113,594	*
Gayle E. Wilson(16)	33,000	*
All executive officers and directors as a group (13 persons)(17)	5,435,270	2.7%

*
Less than one percent

(1)
This table is based upon information supplied by the Company's directors, officers, and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 198,503,361 shares of Common Stock outstanding on February 28, 2003.

(2)
Based on a Schedule 13G/A filed by the stockholder with the SEC on February 14, 2003, FMR Corp., a parent holding company, has beneficial ownership of and sole dispositive and voting power over 19,917,457 shares of Common Stock at December 31, 2002. Of this amount, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of 18,465,269 shares of Common Stock at December 31, 2002.

(3)
Based on a Schedule 13G/A filed by the stockholder with the SEC on February 14, 2003, Wellington Management Company, LLP, a registered investment advisor and holding company,

  has beneficial ownership of and shares dispositive and voting power over 11,863,272 shares of Common Stock at December 31, 2002.

(4)
Includes 1,610,000 shares subject to stock options exercisable within 60 days of February 28, 2003.

(5)
Includes 48,036 shares held in trust for which Dr. Bischofberger and Inger Bischofberger, his wife, are trustees and over which Dr. Bischofberger has shared voting and investment power, 4,000 shares held in accounts for Dr. Bischofberger's minor children for which he is the custodian having sole voting and investment power and 747,060 shares subject to stock options exercisable within 60 days of February 28, 2003.

(6)
Includes 5,300 shares held in account for Mr. Perry's minor child for whom Mr. Perry is the custodian having sole voting and investment power and 291,000 shares subject to stock options exercisable within 60 days of February 28, 2003.

(7)
Includes 312,180 shares subject to stock options exercisable within 60 days of February 28, 2003.

(8)
Includes 248,100 shares subject to stock options exercisable within 60 days of February 28, 2003. The total also includes 120,000 shares held by a not-for-profit corporation, of which Mr. Denny is an investment manager and, as such, shares voting and investment power over such shares and may be deemed to be a beneficial owner of such shares. Mr. Denny disclaims any beneficial ownership of the shares held by this corporation except to the extent of his direct pecuniary interest therein.

(9)
Includes 257,400 shares subject to stock options exercisable within 60 days of February 28, 2003.

(10)
Includes 206,000 shares subject to stock options exercisable within 60 days of February 28, 2003.

(11)
Includes 170,000 shares subject to stock options exercisable within 60 days of February 28, 2003.

(12)
Includes 159,000 shares subject to stock options exercisable within 60 days of February 28, 2003.

(13)
Includes 132,800 shares subject to stock options exercisable within 60 days of February 28, 2003.

(14)
Includes 106,600 shares subject to stock options exercisable within 60 days of February 28, 2003.

(15)
Includes 49,000 shares subject to stock options exercisable within 60 days of February 28, 2003.

(16)
Includes 33,000 shares subject to stock options exercisable within 60 days of February 28, 2003.

(17)
Includes 4,322,140 shares subject to stock options exercisable within 60 days of February 28, 2003. See notes (4) through (16) above.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2002, the Company's executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to these executive officers, directors and greater than ten percent beneficial owners.

Compensation Committee Interlocks and Insider Participation

        The Company's Compensation Committee consists of Dr. Moore (Chairman), Dr. Berg, Mr. Denny and Mrs. Wilson. None of the members of the Compensation Committee is currently or has been, at any time since the Company's formation, one of the Company's officers or employees. No executive officer of the Company has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company's Board of Directors or Compensation Committee.

Executive Compensation

Compensation of Directors

        Each non-employee director of the Company receives an annual retainer of $25,000, a fee of $1,500 for each Board meeting attended and an additional $1,000 ($1,500 for Committee Chair) for each committee meeting attended. For the year ended December 31, 2002, the total compensation paid to current non-employee directors was $270,000 including amounts earned but deferred at the election of the non-employee director pursuant to Gilead's Deferred Compensation Plan. The members of the Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

        In addition to compensation received as a director and member of various committees of the Board, Dr. Berg earned $25,000 in fees for consulting services provided to the Company during the fiscal year ended December 31, 2002 pursuant to a consulting agreement between Dr. Berg and the Company. Under such consulting agreement, Dr. Berg is retained as a member of the Company's Scientific Advisory Board ("SAB") to provide ongoing scientific advice to the Company with respect to the development of new therapeutic substances. Under the terms of the consulting agreement, Dr. Berg is paid a flat annual fee of $25,000 and is reimbursed for reasonable expenses incurred in providing consulting services, including travel expenses. The consulting agreement expires on April 9, 2005 unless Dr. Berg and the Company mutually agree to terminate the contract earlier or extend the contract beyond its original term.

        Each non-employee director of the Company also receives stock option grants under the 1995 Non-Employee Directors' Option Plan (the "Directors' Option Plan"). The Directors' Option Plan provides for non-discretionary grants of nonstatutory stock options to non-employee directors of the Company, on an automatic basis pursuant to a pre-approved schedule. Options granted under the Directors' Option Plan are at prices not less than fair market value on the date of grant, become exercisable over a period of five years in equal quarterly installments at the rate of 5% per quarter and expire after ten years. Such vesting is conditioned upon continuous service as a non-employee director of or consultant to the Company. The exercise price of options granted must be paid in cash or shares of Common Stock of Gilead at the time the option is exercised.

        Under the Director's Option Plan, each non-employee director was granted as of January 2, 1996, or on such later date as he or she first became a non-employee director, an initial stock option grant to purchase 100,000 shares of Common Stock of Gilead. Thereafter, on each anniversary date of a non-employee director's initial grant, the non-employee director is automatically, without further action by the Company, the Board or stockholders of the Company, granted an annual stock option grant to purchase 15,000 shares of Common Stock of Gilead. A non-employee director who is also the Chairperson of the Board is granted an option to purchase an additional 80,000 shares of Common Stock of Gilead at the time of his or her initial grant or later election as Chairperson of the Board, and an additional 12,000 shares of Common Stock of Gilead at the time of his or her annual grant. Each non-employee director who serves on a standing committee of the Board is automatically granted an option to purchase an additional 4,000 shares of Common Stock of Gilead at the time of his or her initial grant, and an additional 3,000 shares of Common Stock of Gilead at the time of his or her annual grant, for each such committee. Each non-employee director who serves on a standing committee and who is also the Chairperson of that committee is automatically granted an option to purchase an additional 8,000 shares at the time of the initial grant or later election as Chairperson of the committee and an additional 6,000 shares of Common Stock of Gilead at the time of his or her annual grant. No other options may be granted under the Directors' Option Plan.

        During 2002, the Company granted options covering 136,000 shares to its current non-employee directors, at exercise prices ranging from $29.04 to $35.40 per share. Each option granted had an exercise price equal to the fair market value of the Company's Common Stock on the date of grant (based on the closing sales price for the Company's Common Stock reported on the Nasdaq National Market on the date prior to the date of such grant).

        As of February 28, 2003, options to purchase a total of 1,607,400 shares of Common Stock of Gilead were outstanding under the Directors' Option Plan. As of February 28, 2003, there have been 351,400 options exercised under the Director's Option Plan.

Compensation of Executive Officers

Summary of Compensation

        The following table shows, for the years ended December 31, 2002, 2001, and 2000, certain compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers, referred to herein as the "Named Executive Officers":

Summary Compensation Table

		Annual Compensation				Long Term Compensation
Name and Principal Position	Year Ended December 31,	Salary(1)		Bonus(2)		Shares Underlying Options(3)	All Other Compensation
John C. Martin President and Chief Executive Officer	2002 2001 2000	$ $ $	653,334 548,340 478,125	$ $ $	616,000 500,000 56,250	280,000 240,000 140,000
Norbert W. Bischofberger(4) Executive Vice President, Research and Development	2002 2001 2000	$ $ $	429,750 375,417 333,333	$ $ $	315,000 250,000 31,250	200,000 160,000 100,000
Mark L. Perry(5) Executive Vice President, Operations	2002 2001 2000	$ $ $	411,329 375,417 318,506	$ $ $	298,125 250,000 31,250	160,000 160,000 100,000
Michael K. Inouye(6) Senior Vice President, Commercial Operations	2002 2001 2000	$ $ $	310,298 284,864 250,753	$ $ $	154,508 96,000 20,000	70,000 72,000 118,000
William A. Lee(7) Senior Vice President, Research and Product Development	2002 2001 2000	$ $ $	282,259 268,545 236,172	$ $ $	145,788 75,000 33,000	50,000 90,000 92,000

(1)
Includes amounts earned but deferred at the election of the Named Executive Officers pursuant to Gilead's 401(k) employee savings and retirement plan and/or Gilead's Deferred Compensation Plan.
(2)
Includes amounts paid in February 2002 based on the Compensation Committee of the Board's review of corporate performance and individual achievements for the fiscal year 2001. In accordance with the Company's incentive bonus program, performance-based cash bonuses were paid to Named Executive Officers who were employed as of February 2002. Also includes amounts awarded but deferred at the election of the Named Executive Officers pursuant to Gilead's Deferred Compensation Plan.

(3)
The Company has not granted any stock appreciation rights, has not made any long-term incentive plan awards and did not make any restricted stock grants to the Named Executive Officers during the periods covered. All share amounts have been restated to reflect the effect of the stock splits in the form of stock dividends completed on February 22, 2001 and March 8, 2002.
(4)
Dr. Bischofberger was named Executive Vice President, Research and Development in November 2000. Prior to that, Dr. Bischofberger served as Senior Vice President, Research.
(5)
Mr. Perry was named Executive Vice President, Operations in November 2000. Prior to that, he served as Senior Vice President, Operations. Previously, he has also been the Chief Financial Officer and General Counsel of the Company. Mr. Perry continues to serve as Corporate Secretary.
(6)
Mr. Inouye was named the Company's Senior Vice President, Commercial Operations in November 2000. Previously, he served as Vice President, Sales and Marketing.
(7)
Dr. Lee was named the Company's Senior Vice President, Research and Product Development in November 2000. Previously, Dr. Lee has served as Director of Pharmaceutical Product Development; Vice President, Pharmaceutical Product Development and Vice President, Research and Pharmaceutical Development.

Stock Option Grants and Exercises

        As of February 28, 2003, options to purchase a total of 22,080,995 shares of Common Stock had been granted and remained outstanding under the Company's 1991 Stock Option Plan (the "1991 Plan"), and options to purchase 11,191,991 shares of Common Stock remained available for grant thereunder. In addition, as of such date, options to purchase a total of 20,500 shares of Common Stock were outstanding under the NeXstar 1988 Stock Option Plan, options to purchase 216,068 shares of Common Stock were outstanding under the NeXstar 1993 Incentive Stock Plan, and options to purchase 1,506,571 shares of common stock were outstanding under the Triangle 1996 Incentive Stock Plan.

        The Company grants both incentive stock options and nonstatutory stock options to its executive officers under the 1991 Plan. The following tables show, for the year ended December 31, 2002, certain information regarding options granted to, exercised by, and held at year-end by the Named Executive Officers:

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Shares Underlying Options Granted(1)	% of Total Options Granted to Employees in 2002(2)	Exercise Price Per Share(1)	Expiration Date	5%	10%
John C. Martin	280,000	6.64%	$32.8750	1/29/12	$5,786,971	$14,664,166
Norbert W. Bischofberger	200,000	4.74%	$32.8750	1/29/12	$4,133,551	$10,474,404
Mark L. Perry	160,000	3.80%	$32.8750	1/29/12	$3,306,841	$8,379,523
Michael K. Inouye	70,000	1.66%	$32.8750	1/29/12	$1,446,743	$3,666,041
William A. Lee	50,000	1.19%	$32.8750	1/29/12	$1,033,388	$2,618,601

(1)
The terms of such options, which include both incentive and nonstatutory stock options, are consistent with those of options granted to other employees under the 1991 Plan. The options vest at the rate of 20% after one year and 5% per quarter thereafter during the optionee's employment. Subject to certain exceptions, the maximum term of options granted under the 1991

  Plan is ten years. All share amounts and per share references have been restated to reflect the stock split effected in the form of a stock dividend completed on March 8, 2002. No stock appreciation rights have been granted in fiscal year 2002.

(2)
Based on options to purchase 4,215,395 shares of Common Stock granted to employees, including executive officers, for the year ended December 31, 2002.
(3)
The potential realizable value is based on the term of the option at the date of the grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term, and that the option is exercised and sold on the last day of the option term for the appreciated stock price. Actual gains, if any, are dependent on the actual future performance of Gilead's Common Stock and the timing of exercise and sale transactions by the holder. These numbers are based on the SEC requirements and do not reflect the Company's projection or estimate of future stock price growth.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Shares of Common Stock Underlying Unexercised Options at December 31, 2002(2)
					Value of Unexercised In-the-Money Options at December 31, 2002(3)
	Shares Acquired on Exercise	Value Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John C. Martin	145,000	$4,519,810	1,500,000	685,000	$38,049,115	$8,473,643
Norbert W. Bischofberger	0	$0	686,000	463,000	$16,720,071	$5,503,523
Mark L. Perry	157,000	$4,103,568	240,000	423,000	$4,779,805	$5,458,523
Michael K. Inouye	100,000	$2,386,909	62,600	217,400	$1,300,037	$2,690,637
William A. Lee	52,120	$1,643,395	269,980	197,900	$6,334,338	$2,822,382

(1)
Represents the fair value of the aggregate amount of Common Stock on the date of exercise (based on the closing sales price reported on The Nasdaq Stock Market or the actual sales price if the shares were sold by the optionee) less the exercise price, and does not necessarily indicate that the shares were sold by the optionee.
(2)
Includes both in-the-money and out-of-the-money options.
(3)
Represents the fair value of the option based on the fair value of Gilead's Common Stock at December 31, 2002 ($34.00 based on the closing sales price reported on The Nasdaq Stock Market), less the exercise price.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of December 31, 2002 (shares in thousands):

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)(1)
Equity compensation plans approved by security holders:	21,060	$18.67	17,059
Equity compensation plans not approved by security holders:	—	—	—

Total	21,060	$18.67	17,059

(1)
Includes approximately 1.7 million shares issuable under the Company's Employee Stock Purchase Plan.

Severance and Change of Control Agreements

        See "Certain Transactions."

Compensation Committee Report(1)

        During the fiscal year ended December 31, 2002, the Compensation Committee of the Board (the "Compensation Committee") was comprised of Dr. Moore (Chairman), Dr. Berg, Mr. Denny and Mrs. Wilson. None of the Compensation Committee members is currently or has been at any time an officer or an employee of the Company. The Compensation Committee is responsible for making recommendations with respect to executive officers concerning salaries, incentive compensation and awards of stock options under the Company's stock option plans. The Compensation Committee produces the annual report on executive compensation for inclusion in the annual proxy statement. In particular, the Compensation Committee evaluates the performance of management and determines the compensation of the Chief Executive Officer and other Named Executive Officers on an annual basis. The Chief Executive Officer is not present during the discussion of his compensation.

        The Company's executive compensation philosophy is to attract and retain executive officers capable of leading the Company to fulfillment of its business objectives by offering competitive compensation opportunities that reward individual contributions as well as corporate performance. In addition, long-term equity compensation is awarded to align the interests of management and stockholders. The Company provides executive officers (and key employees) of the Company with a substantial economic interest in the long-term appreciation of the Company's Common Stock through the grant of stock options, subject to vesting restrictions.

        The Compensation Committee met in January 2003 to determine salary and incentive compensation for the Company's Chief Executive Officer and other Named Executive Officers. Compensation for the Chief Executive Officer and each of the Company's other Named Executive Officers generally consists of three elements: cash salary, a performance-based cash bonus and stock option grants with exercise prices set at fair market value at the time of grant. Base salaries and cash bonuses are determined annually, based in part on the achievement of corporate performance goals and objectives set by the Board and the Company's Chief Executive Officer. Under this performance criteria, the Chief Executive Officer's compensation is based entirely on the Company's success in meeting these established goals and objectives, while compensation for each Named Executive Officer is weighted between the Company's success (75%) and the performance of the respective functional group under that Named Executive Officer's responsibility (25%) in meeting those same goals and objectives. The Compensation Committee makes no other distinctions between the basis for the Chief Executive Officer's compensation and those factors and criteria upon which the other Named Executive Officers' compensation is based. Long-term equity incentives are granted to all Named Executive Officers from time to time on a discretionary basis. In determining compensation for all Named Executive Officers, the Compensation Committee also takes into consideration the financial condition and prospects for the Company as well as any promotions or changes in responsibilities that may have taken place during the fiscal year. Total compensation paid by the Company to its Chief Executive Officer and its other Named Executive Officers is designed to be competitive with compensation packages paid to the management of comparable companies in the biopharmaceutical industry. As in previous years, in making its compensation decisions, the Compensation Committee took into consideration executive compensation information from other biopharmaceutical companies, including industry surveys, publicly available information and reports from compensation consulting firms. The information reviewed by the Compensation Committee may, but does not necessarily, include information from some or all of the companies that are included in the market indices in the graph included under "Performance Measurement Comparison" in this Proxy Statement.

        Many traditional measures of corporate performance, such as earnings per share or sales growth, are less important in reviewing performance of executives in the biopharmaceutical industry, as compared to more established industries. Because of the Company's current stage of development, the Compensation Committee emphasizes other indications of performance, such as the progress of the Company's research and development programs and corporate development activities. These qualitative factors necessarily involve a subjective assessment by the Compensation Committee of corporate performance. In January of each fiscal year, the Compensation Committee establishes weighted goals and objectives with respect to corporate performance for that current fiscal year. In determining annual bonus grants, the Compensation Committee does not base its considerations on any single performance factor but rather considers a mix of factors and evaluates Company and individual performance against that mix.

        In its January 2003 meeting, the Compensation Committee authorized increased compensation, including base salaries, performance-based cash bonuses and stock option grants for the Chief Executive Officer and the other Named Executive Officers based on the objective criteria discussed in this report. Specifically, the Compensation Committee concluded that the Company achieved or made progress towards the following stated performance goals and objectives established by the Company for the year 2002:

  •
  The Company exceeded its 2002 projection for revenue targets for AmBisome (amphotericin B liposome for injection) and Viread (tenofovir disoproxil fumarate) by 13 percent;
  •
  The Company successfully launched the Viread Phase IIIb/IV clinical studies program to meet regulatory requirements and marketing objectives. Additional marketing authorizations for Viread outside the U.S. were achieved in the European Union in February 2002 and in Australia in September 2002. Applications for the marketing authorization of Viread in Switzerland, Brazil and Canada were also completed in 2002;
  •
  The Company filed for marketing authorization of Hepsera (adefovir dipivoxil) in the US and Europe in 2002 and launched the Hepsera early access program. Hepsera was approved for marketing in the US in September 2002 and in Europe in February 2003 following an early positive CPMP opinion in November 2002. Applications for the marketing authorization of Hepsera were also completed in Canada, Australia and Turkey in 2002.

  •
  Phase I clinical studies of tenofovir amidate (GS 7304) were commenced on target in March 2002. In addition, the Company met its objective of identifying one new anti-HIV protease inhibitor candidate in 2002 which is currently in pre-clinical development.

        In addition, the Compensation Committee considered the following additional accomplishments in the year 2002:

  •
  The Company launched its Developing World program in 2002 to supply Viread at cost to all countries in Africa and to 15 other underdeveloped nations. In addition, the Company entered into several collaborative agreements to provide drugs for clinical studies in developing nations. In October 2002, an agreement was signed with the Bill & Melinda Gates Foundation and Family Health International to provide Viread for a multinational clinical trial on HIV prevention. In November 2002, the Company entered into a collaborative agreement with the Medical Research Council of the United Kingdom, Boehringer Ingelheim GmBH and GlaxoSmithKline in connection with a five-year clinical study on antiretroviral HIV therapy in Africa (the DART study). In January 2003, the Company entered into an agreement with the Institute for One World Health to provide AmBisome at cost as salvage therapy in a large clinical study of visceral leishmaniasis in India.
  •
  The Company announced its plans to acquire Triangle Pharmaceuticals, Inc. in late 2002 and completed the acquisition in January 2003. To help finance the acquisition, Gilead issued $345 million of 2% convertible senior notes in a private offering in December 2002.

        The Compensation Committee believes that the continued commitment and leadership of the Company's executive officers through fiscal year 2002 were and continue to be important factors in the Company's achievements.

Compliance with Internal Revenue Code Section 162(m).

        Section 162(m) of the Internal Revenue Code (the "Code") generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent that such compensation exceeds $1 million per officer in a calendar year. Compensation that is "performance-based compensation" within the meaning of the Code does not count toward the $1 million limit. The Compensation Committee has determined that ordinary income recognized by the Company's Named Executive Officers as a result of their exercise of stock options granted by the Compensation Committee under the 1991 Plan having an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant, qualifies as performance-based compensation as defined under Section 162(m) of the Code. Except for compensation paid to the Chief Executive Officer, the Company expects that amounts of compensation paid to each of its Named Executive Officers in a taxable year which is subject to the deduction limit will not exceed within the $1 million limit under Section 162(m) of the Code.

Compensation Committee
Gordon E. Moore, Chairman Paul Berg James M. Denny Gail E. Wilson

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Audit Committee Report(1)

        During the fiscal year ended December 31, 2002 the Audit Committee has consisted of Mr. Hull (Chairman), Dr. Shultz and Dr. Moore. Mr. Denny, Chairman of the Board of Directors attended all Audit Committee meetings in 2002 in an ex-officio capacity. None of the Audit Committee members is currently or has ever been an officer or an employee of the Company and all are "independent" directors and meet the financial literacy requirements as currently set forth under NASD rules.

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity and completeness of disclosures in the financial statements.

        The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards 61 as well as the auditors' independence from management and the Company, including the matters in the written disclosures and the letter from the independent auditors received by the Audit Committee in accordance with the requirements of the Independence Standards Board Standard No. 1. The Audit Committee has also considered whether the provision of non-audit services by the independent auditors is compatible with the auditors' independence.

        The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their audit and quarterly reviews, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee held six regular meetings during 2002.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC. The Audit Committee and the Board have also recommended, subject to stockholder ratification, the retention of Ernst & Young LLP as the Company's independent auditors.

Audit Committee
Cordell W. Hull, Chairman Gordon E. Moore George P. Shultz

Performance Measurement Comparison

        The following graph compares total stockholder returns of Gilead since its initial public offering of Common Stock on January 22, 1992 to two indices: the Nasdaq CRSP Total Return Index for The Nasdaq Stock Market (U.S. companies), labeled Nasdaq-US, and the Nasdaq Pharmaceutical Index, labeled Nasdaq-Pharmaceutical. The total return for Gilead's Common Stock and for each index assumes the reinvestment of dividends, although cash dividends have never been declared on Gilead's Common Stock, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each monthly period. The Nasdaq-US tracks the aggregate price performance of equity securities of U.S. companies traded on The Nasdaq Stock Market. The Nasdaq-Pharmaceutical tracks the aggregate price performance of equity securities of pharmaceutical companies traded on The Nasdaq Stock Market. Gilead's Common Stock is traded on The Nasdaq Stock Market and is a component of both the Nasdaq-US and the Nasdaq-Pharmaceutical Indices.

Comparison of Cumulative Total Return on Investment Since
Gilead's Initial Public Offering on January 22, 1992(1)

(1)
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Certain Transactions

Executive Officer Loans

        In October 1994, the Company entered into a loan agreement with Mark L. Perry, currently Gilead's Executive Vice President, Operations. The original principal amount of the loan was $100,000 with a term of ten years. The loan is non-interest bearing and 50% of the principal amount will be forgiven on a pro rata basis over a period of five years beginning on the sixth anniversary of the loan as long as Mr. Perry is still employed by the Company. In the event Mr. Perry ceases to be employed by the Company, the loan becomes interest-bearing and due and payable within sixty days of such termination of employment. The loan is secured by a deed of trust on Mr. Perry's residence. As of December 31, 2002, the outstanding balance of the loan was $70,000.

        In October 1995, the Company entered into a loan agreement with Michael K. Inouye, currently the Company's Senior Vice President, Commercial Operations. The original principal amount of the loan was $100,000 with a term of ten years. The loan is non-interest bearing and 50% of the principal amount will be forgiven on a pro rata basis over a period of five years beginning on the sixth anniversary of the loan as long as Mr. Inouye is still employed by the Company. In the event Mr. Inouye ceases to be employed by the Company, the loan becomes interest-bearing and due and payable within sixty days of such termination of employment. As of December 31, 2002, the outstanding balance of the loan was $80,000.

        In May 2001, the Company entered into a loan agreement with John F. Milligan, currently Gilead's Senior Vice President and Chief Financial Officer. The original principal amount of the loan was $110,000 with a term of ten years. The loan is non-interest bearing and 50% of the principal amount will be forgiven on a pro rata basis over a period of five years beginning on the sixth anniversary of the loan as long as Dr. Milligan is still employed by the Company. In the event Dr. Milligan ceases to be employed by the Company, the loan becomes interest-bearing and due and payable within sixty days of such termination of employment. The loan is secured by a deed of trust on Dr. Milligan's residence. As of December 31, 2002, the outstanding balance of the loan was $110,000.

Indemnity Agreements

        The Company has entered into indemnity agreements with each of its officers (including the Named Executive Officers) and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party to by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's bylaws.

Consulting Agreements

        Under a consulting agreement between the Company and Dr. Berg, a member of the Company's Board of Directors, Dr. Berg is retained as a member of the Company's Scientific Advisory Board ("SAB"). As a member of the SAB, Dr. Berg provides ongoing scientific advice to the Company with respect to the development of new therapeutic substances. In the course of providing services under the consulting agreement, Dr. Berg is required to participate in the full annual meeting of the SAB by meeting with employees of the Company, consultants and other SAB members, review the Company's development goals, assist in developing strategies for achieving such goals and to provide advice with respect to the Company's research and development activities. In addition to his participation in the annual SAB meeting, Dr. Berg provides scientific consulting services upon request, including participation in short meetings of the SAB and reasonable telephone consultation. Under the terms of the consulting agreement, Dr. Berg is paid a flat annual fee of $25,000, payable in quarterly installments. Dr. Berg is also reimbursed for reasonable expenses incurred in providing consulting services, including travel expenses. The consulting agreement expires on April 9, 2005 unless Dr. Berg and the Company mutually agree to terminate the contract earlier or extend the contract beyond its original term.

Severance Plan

        The Company adopted a Severance Plan in January 2003 that provides for severance benefits for employees, including executive officers, upon involuntary termination by the Company in the event of a company-wide lay-off, departmental reorganization, significant restructuring of an individual's job duties or due to a change in work location of more than 50 miles from the previous location. For executive officers these benefits are: (a) a cash benefit calculated as a multiple of the executive officer's regular salary and prorated current target bonus; (b) outplacement services for a specified period; and (c) continued coverage under the Company's health and welfare plans for a specified period only if the executive officer has elected to receive the cash salary and bonus benefit payable under the Severance Plan in a series of installment payments. Under the Severance Plan, if the Chief Executive Officer's employment is terminated, the cash benefit in (a) is two times annual earnings and bonus. Under the Severance Plan, if an Executive Vice President or Senior Vice President's employment is terminated, the cash benefit in (a) is 1.5 times annual earnings and bonus.

        The Severance Plan also provides the foregoing benefits for executive officers who are involuntarily terminated or who resign due to certain specified reasons within a designated period following a change in control of the Company and who have completed at least six months of continuous service. A change in control would occur in the case of a dissolution or liquidation of the Company; a merger or consolidation in which the Company was not the surviving corporation; a reverse merger in which the Company was the surviving corporation but the shares of common stock were converted into other property; or a capital reorganization involving an exchange of more than 50% of the voting stock of the Company. If the Chief Executive Officer's employment is terminated within 24 months following a change in control event, the cash benefit noted in (a) in the preceding paragraph is three times annual regular earnings and the greater of last year's bonus or the current year's target bonus. If an Executive Vice President or Senior Vice President's employment is terminated within 18 months following a change in control, the cash benefit is two and a half times annual regular earnings and the greater of last year's bonus or the current year's target bonus. An executive officer who qualifies for such change in control benefits under the Severance Plan will also receive an additional cash payment equal to the amount of any estimated excise tax to be imposed on the compensation benefits received under the Severance Plan.

        No benefits will be paid to executive officers or eligible employees under the Severance Plan if the termination is due to death, for cause, for failure to meet specified performance objectives or for a voluntary resignation (other than as set forth above).

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Gilead stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Gilead Sciences, Inc., Susan Hubbard, Director, Investor Relations, 333 Lakeside Drive, Foster City, California 94404 or contact ADP Investor Communication Services at 1-800-542-1061. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

Other Matters

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,
Mark L. Perry Secretary

        April 7, 2003

        A copy of Gilead's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2002, is available without charge upon written request to Investor Relations, Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404.

EXHIBIT A

GILEAD SCIENCES, INC.
AUDIT COMMITTEE CHARTER
(Revised April 5, 2000)
(Revised October 30, 2002)

        The Audit Committee shall be composed of at least three members of the Board of Directors all of whom are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. The members of the Audit Committee shall satisfy the independence and experience requirements, including the financial literacy and expertise requirements, as determined pursuant to applicable law or regulations established by the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. ("NASD"). The operation of the Audit Committee shall be subject to the Bylaws of the Company as in effect from time to time and to Section 141 of the Delaware General Corporation Law.

        The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the stockholders and the investment community relating to corporate accounting, reporting practices of the Company, the systems of internal accounting and financial controls, and the quality and integrity of the financial reports of the Company. The Audit Committee shall have free and open communication with the directors, the independent auditors ("the auditors"), the internal auditors, and the financial management of the Company. However, the Audit Committee is not responsible for the preparation, completeness and accuracy of the financial statements of the Company or the planning and conducting of the audits of the Company.

        In carrying out its responsibilities, the Audit Committee shall adopt policies and procedures it believes necessary or appropriate to enable it to react to changing conditions, and to increase the confidence of the directors and stockholders that the corporate accounting and reporting practices of the Company comply with all requirements.

        As appropriate under the circumstances, the Audit Committee will, among its other responsibilities:

    1.
    Be directly responsible for the selection, appointment, compensation, oversight and, where appropriate, authorization of the replacement of the auditors. The Audit Committee shall determine compensation for the auditors on an annual basis and approve, in advance, all audit services to be performed by the auditors. The Audit Committee shall review the auditors' report covering all matters required by applicable SEC and NASD regulations, including the auditors' internal quality control procedures and the experience and qualifications of the senior members of the auditor team.

    2.
    The Audit Committee should confirm the independence of the auditors, including, by way of example: (i) approving, in advance, the retention or selection of the auditors for any permissible non-audit services provided by the auditors, such as tax services, in accordance with applicable SEC and NASD regulations, and the fees relating thereto; (ii) obtaining, at least annually, a formal written statement from the auditors confirming their independence from the Company and delineating relationships between the auditors and the Company, including past employment by the auditors of Company personnel, that might have an impact on their independence; and (iii) actively engaging in dialogue with the auditors regarding matters that might reasonably be expected to affect their objectivity and independence. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

    3.
    Oversee the Company's compliance with the requirements of all SEC and NASD regulations, and any amendments thereto, including procedures for the rotation of audit partners, and guidelines for the Company's hiring of employees of the audit firm who were engaged in the Company's account.

    4.
    Meet with the auditors and financial management of the Company to review the scope and cost of the proposed audit for the current year and the audit procedures to be utilized and, following the conclusion thereof, review the results of such audit, including any comments or recommendations of the auditors. Such review should also include any management letter provided by the auditors and the Company's response letter, if any.

    5.
    Review with the auditors and the Company's financial and accounting personnel, the adequacy and effectiveness of, and compliance with the accounting and financial controls of the Company.

    6.
    Review with the auditors and Company's financial management and accounting personnel the potential effect of regulatory and accounting developments on the Company's financial statements.

    7.
    Review and approve, in advance, all "related party" transactions in accordance with applicable law and SEC and NASD regulations.

    8.
    Review reports prepared for the Audit Committee by management and/or the auditors of significant reporting issues and judgments made in connection with the preparation of the Company's financial statements, including an analysis of critical accounting policies and the effect of alternative GAAP methods on the Company's financial statements.

    9.
    Assist the Company's management in the establishment and maintenance of disclosure controls and procedures in accordance with applicable law and SEC and NASD regulations that are adequate to meet the Company's reporting obligations under applicable securities laws.

    10.
    Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company with respect to accounting, internal accounting controls or auditing matters which shall include procedures for the confidential and anonymous treatment of submission of such complaints by employees. Review with management and the auditors any correspondence with regulators or government agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

    11.
    Review with the Company's General Counsel or other appropriate legal personnel any legal matters that may have a material impact on the Company's financial statements, the Company's compliance policies, business conduct controls and any material reports or inquiries received from regulators or governmental agencies.

    12.
    Meet with the auditors in executive session at least once per quarter. The Audit Committee shall review with the auditors any problems or difficulties encountered during the audit and management's response, and undertake the responsibility to investigate and resolve any disagreements between the Company's management and the auditors regarding the Company's financial reporting or in the course of the audit work.

    13.
    Review with the auditors and the Company's financial management and accounting personnel the Company's proposed earnings releases and financial guidance, if any, and quarterly financial statements, including any review by the auditors of the quarterly financial statements, prior to the filing of its Quarterly Report on Form 10-Q. Such review shall include, without limitation, a discussion of Management's Discussion and Analysis of Operations proposed to be set forth in the Quarterly Report on Form 10-Q and of all matters necessary for the certifications of such report by the Company's management in accordance with applicable law.

    14.
    Discuss with the auditors the results of the annual audit of the Company's financial statements, including (i) the auditors' assessment of the quality, not just acceptability, of accounting principles, (ii) the reasonableness of significant judgments, (iii) the nature of significant risks and exposures, (iv) the adequacy of the disclosures in the financial statements and (v) any other matters required to be communicated to the Audit Committee by the auditors under auditing standards generally accepted in the United States. The Audit Committee shall review with the auditors and the Company's financial management and accounting personnel the Company's annual financial statements prior to the filing of its Annual Report on Form 10-K and management's assertions related to its assessment of the effectiveness of internal controls as of end of the most recent fiscal year and, as required, the auditors' report on such assertions. The discussion of the financial statements shall include, without limitation, a discussion of Management's Discussion and Analysis of Operations proposed to be set forth in the Annual Report on Form 10-K and of all matters necessary for the certifications of such report by the Company's management in accordance with applicable law.

    15.
    Review and discuss with management and the auditors any material financial or non-financial arrangements of the Company which do not appear in the Company's financial statements and any transactions or arrangements with parties related to the Company which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company's financial statements.

    16.
    Submit the minutes of meetings of the Audit Committee to, or discuss the matters discussed at committee meetings with, the Board of Directors.

    17.
    Investigate matters brought to its attention within the scope of its duties. In discharging these responsibilities, the Audit Committee will have full access to the Company's books and records, and will have the power to retain outside counsel or other advisors to assist the Audit Committee for this purpose, and to determine the compensation for any such advisors.

    18.
    Prepare a report to be included in the Company's annual proxy statement as required by applicable SEC and NASD regulations.

    19.
    Review and reassess the adequacy of the Audit Committee Charter on an annual basis.

    20.
    Perform such other functions and have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

PROXY

GILEAD SCIENCES, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2003

        The undersigned hereby appoints John C. Martin and Mark L. Perry, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Gilead Sciences, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Gilead Sciences, Inc. to be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California on Wednesday, May 21, 2003 at 10:00 a.m., and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

/*\ Detach here from proxy voting card /*\

You can now access your Gilead Sciences, Inc. account online.

Access your Gilead Sciences, Inc. shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, agent for Gilead Sciences, Inc., now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

  •
  View account status

  •
  View certificate history

  •
  View book-entry information

  •
  View payment history for dividends

  •
  Make address changes

  •
  Obtain a duplicate 1099 tax form

  •
  Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS—Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

The confidentiality of your personal information is protected using secure socket layer (SSL) technology.

  •
  SSN

  •
  PIN

  •
  Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

  •
  SSN

  •
  PIN

  •
  Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

  •
  Certificate History

  •
  Book-Entry Information

  •
  Issue Certificate

  •
  Payment History

  •
  Address Change

  •
  Duplicate 1099

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

		Please mark your votes as indicated in this example	☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.		FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY BELOW).	WITHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW.
Proposal 1:	To elect directors to serve for the next year and until their successors are elected.	☐	☐
Nominees: 01 Paul Berg 02 Etienne F. Davignon 03 James M. Denny 04 Cordell W. Hull 05 John C. Martin 06 Gordon E. Moore 07 George P. Shultz 08 Gayle E. Wilson

To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.
Proposal 2:	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person. Please vote, date, sign and promptly return this proxy in the enclosed return envelope that is postage prepaid if mailed in the United States.
Signature	Signature	Date

/*\ Detach here from proxy voting card. /*\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:00 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/gild
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Telephone
1-800-435-6710
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR

Mail
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2003
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 21, 2003 INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
Summary of Compensation
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
Equity Compensation Plan Information
Comparison of Cumulative Total Return on Investment Since Gilead's Initial Public Offering on January 22, 1992(1)
GILEAD SCIENCES, INC. AUDIT COMMITTEE CHARTER (Revised April 5, 2000) (Revised October 30, 2002)